                                                                     EXHIBIT 4.3



          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                   DVI, INC.

                         9 7/8% Senior Notes due 2004

                                                             CUSIP NO. 233343AD4

No. 1                                                               $ 55,000,000

          DVI, Inc., a Delaware corporation (herein called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of FIFTY FIVE MILLION DOLLARS on February 1, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on February 1, 1999 and semiannually thereafter, on February 1 and August 1 in each year, from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from December 23, 1998, at the rate of 9 7/8% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date of the Interest Payment Date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special

Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided that all payments with respect to Securities represented in either global or certificated form, the Holders of which have given wire transfer instructions at least five business days prior to the applicable record date to the Company, will be made by wire transfer of immediately available funds to the accounts of the holders thereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                         DVI, INC.

                             /s/ Steven R. Garfinkel
                         By: _______________________________
                             Name: Steven R. Garfinkel
                             Title: Executive Vice President and
                                    Chief Financial Officer




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

 This is one of the Securities referred to in the within-mentioned Indenture.

                         U.S. BANK TRUST NATIONAL ASSOCIATION
                              as Trustee

                             /s/ Eve Kaplan
                         By: ______________________________
                             Authorized Signatory


        December 23, 1998
Dated:  ________________

                              REVERSE OF SECURITY



          This Security is one of a duly authorized issue of securities of the Company designated as its 9 7/8% Senior Notes due 2004 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $55,000,000 (herein called the "Indenture") dated as of January 27, 1997, between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association), trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part) as supplemented by the Second Supplemental Indenture dated as of December 23, 1998 between the Company and the Trustee (together the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Securities shall be redeemable at the election of the Company, as a whole or from time to time in part, at any time on or after February 1, 2002, on or not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on February 1 of the years indicated below (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date):

                                                   Redemption
          Year                                       Price
          ----                                    ------------

          2002 ..................................... 102.821
          2003 ..................................... 101.411

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the Redemption Date.

          If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form, without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or governmental charges that may be imposed in connection therewith.

          Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this

Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -  as tenants in common                     UNIF GIFT MIN ACT - ........Custodian ..............
                                                                     (Cust.)                   (Minor)
TEN ENT -  as tenants by the entireties             under Uniform Gifts to Minors
                                                    Act ................................................
                                                                            (State)
JT TEN  -  as joint tenants with right of
           survivorship and not as tenants
           in common

    Additional abbreviations may also be used though not in the above list.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to


______________________________________________________________________________
              (Insert assignee's social security or tax I.D. no.)
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ______________ Signature: ______________________________________________
                                (sign exactly as name appears on the other side of this Security)



Signature guaranteed by:  ________________________